Exhibit 10.5

Opthea Limited ACN 006 340 567 Long term incentive plan rules

Long term incentive plan rules		5

1.	Introduction	5
1.1	Name of Plan	5
1.2	Objects of Plan	5
1.3	Commencement of Plan	5

2.	Defined terms and interpretation	5
2.1	Defined terms	5
2.2	Interpretation	11
2.3	Headings	11
2.4	Primary instruments	11

3.	Principal conditions	11
3.1	Options or Rights issued only to Employees	11
3.2	Compliance with laws	11
3.3	No prohibited financial assistance	12
3.4	Plan limit	12
3.5	Director participation	13
3.6	Operation of the Plan	13

4.	Offers	13
4.1	Board may make Offer	13
4.2	Form of Offer	13
4.3	Information provided with Offer	13
4.4	Number of Options or Rights	14
4.5	Issue Price and Exercise Price	14
4.6	Terms	14
4.7	Exercise Price and Issue Price in Australian dollars	14
4.8	Offer personal	14

5.	Application for Options and Rights	14
5.1	Acceptance of Offer	14
5.2	Application for all or some of the Options or Rights the subject of an Offer	14
5.3	Lapse of Offer	15
5.4	Withdrawal of Offer prior to acceptance	15

6.	Issue of Options or Rights	15
6.1	Acceptance by Eligible Employee	15
6.2	Acceptance by Company	15
6.3	Notification of issue of Options or Rights	15
6.4	Consideration for Options and Rights	15
6.5	Entitlement to Shares	16
6.6	Interest in Shares	16

7.	Vesting of Options or Rights	16
7.1	Requirements for vesting	16
7.2	Vesting Notice	16
7.3	Variation or waiver of Vesting Conditions and other terms	16
7.4	Notice of variation or waiver	17

8.	Exercise of Options	17
8.1	Exercise during Exercise Period	17

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8.2	Exercise Conditions	17
8.3	Exercise of Options	17
8.4	Clearance of Exercise Price	17
8.5	Exercise or conversion of all or some Options or Rights	18
8.6	Replacement Certificate	18

9.	Allocation of Shares to satisfy Vested Options or Rights	18
9.1	Requirement to allocate Shares	18
9.2	Method of allocation of Shares	18
9.3	Timing of allocation of Shares	19
9.4	Shares rank equally	19
9.5	Discretion to settle Vested Plan Securities in cash	19
9.6	Calculation of amount payable for any Cash-Settled Plan Securities	19
9.7	Tax withholding and superannuation contributions	20

10.	Lapse of Options and Rights	20
10.1	Lapse of Plan Securities where Vesting Conditions not satisfied	20
10.2	Lapse of Plan Securities on cessation of employment in certain circumstances	21
10.3	Lapse of Plan Securities to prevent inappropriate benefits	22
10.4	Lapse of Plan Securities where a Corporate Control Event occurs	22
10.5	Lapse of Options on Last Exercise Date	23
10.6	Timing of lapse	23
10.7	Entitlements and rights cease	23

11.	Dealings with Options and Rights	23
11.1	Options and Rights personal	23
11.2	No unauthorised disposal	23
11.3	Permitted transfer of Options and Rights	23

12.	Participation rights, bonus issues, rights issues, reorganisations of capital and winding up	24
12.1	Application of this Rule	24
12.2	New issues	24
12.3	Bonus issues	24
12.4	Pro-rata issues	24
12.5	Reorganisation of capital	25
12.6	Winding up	25
12.7	Rounding	25
12.8	Calculations and adjustments	25
12.9	Notice of change	25

13.	Corporate Control Events	26
13.1	Treatment of Plan Securities on a Corporate Control Event	26
13.2	Board determinations under Rule 13.1	26
13.3	Board determination as to pro rata vesting	26
13.4	Terms of Offer prevail	27

14.	Restriction on disposal of Shares acquired pursuant to exercise of Options or conversion of Rights	27
14.1	Restricted Shares	27
14.2	No disposal during Restriction Period	27
14.3	Refusal to register transfer	27
14.4	Release of Holding Lock	27
14.5	Notification upon request by Participant	27

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15.	Quotation of Options or Rights	28
15.1	No Quotation of Options or Rights	28
15.2	Quotation of Shares	28

16.	Power of Attorney	28
16.1	Appointment of Attorney	28
16.2	Ratification of Actions	28
16.3	Indemnity	28

17.	Administration	28
17.1	Powers of the Board	28
17.2	Delegation	29
17.3	Exercise of powers or discretion	29
17.4	Determinations	29
17.5	Expenses and costs	29
17.6	Board members not liable	29
17.7	Participants responsible for Tax in respect of Options, Rights and Shares	30

18.	Amendment to Rules	30
18.1	Board may amend Rules	30
18.2	Waiver or amendment	30
18.3	Consent of Participants required	30
18.4	Exceptions to requirements of Rule 18.4	31
18.5	Exercise of discretions under Rules	31
18.6	Eligible Employees outside Australia	31

19.	Rights of Participants	31

20.	No representation as to Tax consequences	32

21.	Notices	32
21.1	Service of notices	32
21.2	Effective on receipt	32
21.3	Address	33

22.	Governing law	33

23.	Advice	33

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Long term incentive plan rules

1.	Introduction

1.1	Name of Plan

The Plan is the long term incentive plan (Plan) of Opthea Limited ACN 006 340 567 (Company).

1.2	Objects of Plan

The objects of the Plan are to:

(a)	provide Eligible Employees with an additional incentive to work to improve the performance of the Company;

(b)	attract, retain and motivate Eligible Employees essential for the continued growth and development of the Company;

(c)	promote and foster the loyalty and support of Eligible Employees for the benefit of the Company;

(d)	enhance the relationship between the Company and Eligible Employees for the long term mutual benefit of all parties; and

(e)	provide Eligible Employees with the opportunity to acquire Options or Rights in the Company, in accordance with these Rules, as part of the remuneration for their services as Eligible Employees.

1.3	Commencement of Plan

The Plan commences on the date determined by the Board.

2.	Defined terms and interpretation

2.1	Defined terms

In these Rules, unless the context otherwise requires:

Allocated means allocated by any means permitted under Rule 9.2.

Applicable Law means any one or more, as the context requires of:

(a)	the Corporations Act;

(b)	the Corporations Regulations;

(c)	any other applicable securities or financial services laws;

(d)

any class order, declaration, exemption or modification made or granted by ASIC pursuant to any of the abovementioned statutes, regulations or laws, or any waiver from the Listing Rules granted by ASX, on which the Company seeks to rely or that binds the Company in making any Offer or otherwise in connection with the operation of the Plan;

(e)	Listing Rules or the rules of any other applicable securities exchange;

(f)	any other legislation regulating or applying to the activities of the Company; and

(g)	the Constitution.

Application means a duly completed application for the issue of Options or Rights made by an Eligible Employee in respect of an Offer, in the form approved by the Board from time to time (which may, without limitation, be an electronic form that is accessible and submitted via a website managed by the Company, its share registry or any other third party service provider).

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ASIC means the Australian Securities and Investments Commission.

Associated Body Corporate means:

(a)	a body corporate that is a related body corporate of the Company;

(b)	a body corporate that has Voting Power in the Company of not less than 20% and that has been approved for participation in the Plan by the Company; or

(c)	a body corporate in which the Company has Voting Power of not less than 20% and that has been approved for participation in the Plan by the Company,

and Associated Bodies Corporate means all such bodies corporate.

ASX means ASX Limited ACN 008 624 691.

Board means:

(a)	all or some of the Directors, acting as a board; or

(b)

any committee, person or persons to whom power or authority to exercise or perform the relevant power, function or discretion, or to administer the Plan generally, has been delegated under Rule 17.2 (including any sub-delegate).

Business Day means a day on which banks are open for general banking business in Melbourne, Victoria excluding Saturdays or Sundays.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Cash-Settled Plan Securities means Plan Securities that are the subject of a determination made by the Board under Rule 9.5.

Cessation Date means the date on which the relevant Participant ceases to be employed within the Group.

Clawback Policy means the policy, if any, adopted by the Board in relation to any circumstances in which the Company may claw back performance-based remuneration from key management personnel (or other senior executives) of the Company (or any other Group Company).

Company means Opthea Limited ACN 006 340 567.

Constitution means the constitution of the Company (as amended from time to time).

Corporate Control Event means any one or more of the following events or circumstances:

(a)	an offer is made for Shares (or shares in a subsidiary) pursuant to a takeover bid under Chapter 6 of the Corporations Act;

(b)

the Court orders a meeting of members (or a class of members) or creditors (or a class of creditors) under Part 5.1 of the Corporations Act for the purpose of considering a proposed compromise or arrangement relating to the Company (or a subsidiary) or a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company (or a subsidiary) or its amalgamation with any other body corporate or bodies corporate;

(c)

approval is given by a resolution duly passed at a general meeting, or by circular resolution, of members of the Company (or a subsidiary) for an acquisition that would result in a person having Voting Power in the Company (or a subsidiary) of more than 50%;

(d)	a person acquires Voting Power of more than 50% in the Company:

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(i)	as a result of a takeover bid for all of the issued shares in the Company; or

(ii)	through a scheme of arrangement relating to the acquisition of all of the issued shares of the Company;

(e)	the Board determines that a change of control of the Company has occurred within the meaning of section 50AA of the Corporations Act;

(f)	any other event or transaction (including any other merger, consolidation or amalgamation involving the Company (or a subsidiary)) occurs or is proposed where either or both of the following applies:

(i)

in the case of a merger, consolidation or arrangement, the transaction results in the holders of Shares (or shares in a subsidiary) immediately prior to the merger, consolidation or amalgamation having relevant interests, in aggregate, in 50% or less of the voting shares in the body corporate resulting from the merger consolidation or amalgamation; or

(ii)	the Board determines, in its discretion, that the relevant transaction constitutes a Corporate Control Event for the purposes of the Rules;

(g)

the Company (or a Subsidiary) enters into an agreement or agreements to sell, in aggregate, a majority in value of the business or assets of all Group Companies (whether or not in the form of shares in a Group Company) to a person or persons that are not Group Companies; or

(h)	an administrator, liquidator, provisional liquidator, receiver or receiver and manager is appointed in respect of the Company or substantially all of the assets of the Company.

Corporations Act means the Corporations Act 2001 (Cth).

Date of Grant, in respect of an Option or Right, means the date on which the Company issues the Option or Right (as the context requires) to an Eligible Employee.

Deal or Dealing means sale, transfer, assignment, mortgage, pledge, grant of a lien or other alienation or encumbrance over or attempted sale, transfer, assignment, mortgage, pledge, grant of a lien or other alienation or encumbrance over, or creation in favour of any third party of any interest whatsoever.

Director means a director of the Company (including a non-executive director).

Eligible Employee means:

(a)	an Employee to whom, or who falls within a class of Employees to whom, the Board determines that an Offer is to be made under the Plan; or

(b)	an Employee who satisfies the eligibility criteria (if any) determined by the Board for a proposed Offer.

Employee means:

(a)	a full-time or part-time employee of a Group Company (including any employee on parental leave, long service leave or other special leave as approved by the relevant Group Company); or

(b)	a director of a Group Company who holds a salaried employment or other salaried office in a Group Company (excluding, for the avoidance of doubt, a non-executive director).

Exercise Period means the period commencing on the First Exercise Date and ending on the Last Exercise Date, subject to any variation to those dates determined by the Board under Rule 7.3.

Exercise Price means the amount (if any) payable by the holder of an Option on the exercise of the Option, being (subject to Rules 12 and 18) the amount fixed (or the amount calculated in the manner determined) at the time of the Offer of the Option and determined by the Board under Rule 4.5.

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Final Acceptance Date has the meaning given to this term in Rule 4.3(b).

First Exercise Date, in respect of an Option, means:

(a)	if the Offer Document for the Option specified a fixed date as the first day on which the holder may exercise the Option, that date; or

(b)

if the Offer Document for the Option did not specify a fixed date as the first day on which the holder may exercise the Option, the date (if any) on which the Company issues a Vesting Notice in respect of the Option, and, in each case, any different applicable date determined by the Board under Rule 7.3 or 18.

Grant Conditions, in respect of an Offer of an Option or Right, means any conditions that must be satisfied, or circumstances that must exist, before the Option or Right will be issued, as determined by the Board under Rule 4.6.

Group means the Company and its Associated Bodies Corporate.

Group Company means any body corporate within the Group.

Holding Lock means a mechanism arranged or approved by the Board and administered by the Company (including through its share registry) that prevents Shares being disposed of by or on behalf of a Participant.

Issue Price means the amount (if any) payable per Option or Right by an Eligible Employee on application for Options or Rights offered under an Offer.

Last Exercise Date, in respect of an Option, means:

(a)	if the Offer Document for the Option specified a fixed date as the last day on which the holder may exercise the Option, that date:

(a)	if the Offer Document for the Option did not specify a fixed date as the last day on which the holder may exercise the Option, the date that is five years after the Date of Grant; or

and, in each case, any different applicable date determined by the Board under any of Rules 7.3, 12, 13 or 18.

Legal Personal Representative means the executor of the will or an administrator of the estate of a deceased person, the trustee of the estate of a person under a legal disability or a person who holds an enduring power of attorney granted by another person.

Listing Rules means the listing rules of ASX Limited and any other rules of ASX (or the applicable securities exchange) that are applicable to the Company or the Shares while the Company is listed on that exchange, each as amended or replaced from time to time, and except to the extent of any express written waiver by ASX.

Notice of Exercise means a notice of exercise of an Option by a Participant, in the form approved by the Board from time to time (which may be in electronic form and, without limitation, accessed and submitted via a website managed by the Company, its share registry or another third party service provider).

Offer means an invitation to an Eligible Employee to apply for the issue of Plan Securities and, if the Eligible Employee is not already a Participant, to participate in the Plan.

Offer Document, in respect of Plan Securities, means a document (or documents) setting out the Offer of the relevant Plan Securities and given to an Eligible Employee under Rule 4.2.

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Option means an option issued, or to be issued (as the context requires), under the Plan to acquire a Share, subject to these Rules and the terms and conditions set out in the relevant Offer Document.

Participant means a person who holds Options or Rights issued under the Plan, or Restricted Shares, and includes, if a Participant dies or becomes subject to a legal disability or has granted an enduring power of attorney, the Legal Personal Representative of the Participant.

Performance Period, in respect of Plan Securities, means any period or periods (if any, and however described) determined by the Board and specified in the relevant Offer Document as the period during, or by reference to, which the satisfaction of any performance-based Vesting Conditions applicable to those Plan Securities is to be measured or assessed (and, where Plan Securities the subject of an Offer are divided into tranches to which different performance-based Vesting Conditions apply, means any such period applicable in respect of the relevant tranche of Plan Securities and, where any such period may be or is extended by the Board, excludes any such extension of the period unless otherwise determined by the Board).

Plan means the long term incentive plan of the Company governed by these Rules.

Plan Security means an Option or Right and Plan Securities means Options or Rights, or both (as the context requires).

Resignation means the resignation of a Participant from their employment with a Group Company other than:

(a)	Retirement;

(b)	Total and Permanent Disablement;

(c)

where the Participant has accepted an offer of employment received from any other Group Company or from the purchaser (or a related body corporate of the purchaser) of all or part of the assets or business of any Group Company, or from any person to whom any Group Company has outsourced, or agreed to outsource, any part of its functions or business; or

(d)

for any other reason, or in any other circumstances, that the Offer Document for the Offer of the relevant Plan Securities held by the Participant specified would not constitute resignation for the purposes of these Rules.

Restriction Period has the meaning given to this term in Rule 14.1.

Restricted Shares has the meaning given to this term in Rule 14.1.

Retirement means the resignation of the Participant from their employment with a Group Company in circumstances where the Board is satisfied that the Participant intends to leave the workforce permanently in the sense that the person intends to no longer be employed on a full-time or permanent part-time basis.

Right means a right issued, or to be issued (as the context requires), under the Plan to acquire a Share, subject to these Rules and the terms and conditions set out in the relevant Offer Document.

Rules means the rules governing the operation of the Plan set out in this document, as amended from time to time.

Security Interest means a mortgage, charge, pledge, lien, encumbrance or other third party interest of any nature (including the registration and/or perfection of that security interest under the Personal Property Securities Act 2009 (Cth)).

Share Allocation Date or Share Allocation Period means the date on which, or the period during which, the Company expects to Allocate a Share to a Participant in respect of a Vested Right.

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Shares means fully paid ordinary shares in the capital of the Company.

Tax includes any tax, levy, impost, GST, deduction, charge, rate, contribution, duty or withholding which is assessed (or deemed to be assessed), levied, imposed or made by or under any law or by any government or any governmental, semi-governmental or judicial entity or authority together with any interest, penalty, fine, charge, fee or other amount assessed (or deemed to be assessed), levied, imposed or made on or in respect of any or all of the foregoing.

Tax Act means the Income Tax Assessment Act 1997 (Cth).

Termination for Cause means the termination by any Group Company of the Participant’s employment with that Group Company:

(a)	where neither notice nor payment in lieu of notice is required to be given by the Group Company; or

(b)	in circumstances involving the Participant’s actual or alleged serious misconduct, whether or not notice or any payment in lieu of notice is required to be given by the Group Company.

Total and Permanent Disablement means the resignation of the Participant from his or her employment with any Group Company as a result of his or her total and permanent disablement, as determined by the Board.

Trading Policy means any policy adopted by the Company in relation to trading or dealing in Shares or other securities by the Company’s key management personnel (or any other persons), as amended from time to time.

Unvested Plan Securities means Plan Securities that have not become Vested Plan Securities and the terms Unvested Options and Unvested Rights have corresponding meanings.

Vested Plan Securities means Plan Securities:

(a)	that have become vested Plan Securities under Rule 7.1;

(b)	that are taken to be vested Plan Securities by virtue of a determination of the Board under Rule 13.1; or

(c)	that the Board has determined and notified the relevant Participant have otherwise become vested Plan Securities (including by reason of the waiver of any Vesting Conditions under Rule 7.3),

and the terms Vested Option and Vested Right have corresponding meanings.

Vesting Conditions, in relation to an Option or Right, means any performance, service or other conditions that must be satisfied, or circumstances that must exist, before:

(a)	in the case of an Option, the Option may (during the Exercise Period) vest and be exercised;

(b)	in the case of a Right, the Right may vest and be converted into a Share,

as determined by the Board under Rule 4.6.

Vesting Notice, in respect of Plan Securities held by a Participant, means notice to the Participant that, to the extent specified in the notice (or in information accompanying the notice or that the Participant may access using electronic means specified in the notice), the Plan Securities have become Vested Plan Securities.

Voting Power means voting power as determined in accordance with section 610 of the Corporations Act.

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2.2	Interpretation

In these Rules (and any Offer Document), unless the context otherwise requires:

(a)

a reference to any legislation or to any provision of any legislation includes any modification, amendment or re-enactment of it, any legislation or legislative provision substituted for it, and all legislation, statutory instruments and regulations made under it;

(b)	words denoting the singular include the plural and vice versa;

(c)	words denoting a gender include the other genders;

(d)	a reference to any document or agreement includes a reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;

(e)	where any word or phrase is given a defined meaning in these Rules or an Offer Document, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

(f)	a reference to a document or record includes a document or record in electronic form;

(g)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(h)	a word or expression defined in the Corporations Act has the meaning given to it in the Corporations Act;

(i)	a reference to a Rule is a reference to a rule of these Rules, or the corresponding rule of the Plan as amended from time to time; and

(j)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(k)

where these Rules provide (or an Offer Document provides) for an act or thing to be done, occur or take effect on a particular day or within a particular period, that act or thing must be done before, or occurs or takes effect, or that period ends, at 5.00pm Melbourne, Australia time on the relevant day or the last day of the relevant period (as the context requires); and

(l)	a reference to Plan Securities (or Rights or Options) held by a Participant does not include any Rights or Options that have lapsed under Rule 10.

2.3	Headings

Headings are for convenience only and do not affect the interpretation of these Rules.

2.4	Primary instruments

These Rules are to be interpreted subject to the Applicable Laws.

3.	Principal conditions

3.1	Options or Rights issued only to Employees

No Options or Rights may be issued to a person under the Plan unless, as at the Date of Grant of the Options or Rights, the person is or remains an Employee, or the Board determines otherwise.

3.2	Compliance with laws

(a)

No Option or Right (or Share issued on exercise of an Option or conversion of a Right) may be issued or otherwise Allocated to, or (in the case of an Option) exercised by, an Eligible Employee or Participant if to do so would contravene an Applicable Law.

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(b)	Nothing in these Rules requires or permits any act to be done, determination to be made or thing to occur where that act, determination or thing would, in the opinion of the Board:

(i)	cause any Group Company or Participant to contravene, or be involved in a contravention of, any provision of any Applicable Law; or

(ii)

require approval by resolution of the Company’s shareholders under a provision of Applicable Law (including section 200B of the Corporations Act and the Listing Rules applying to options) where no such approval has been given.

3.3	No prohibited financial assistance

No person may, whether directly or indirectly, provide financial assistance that is prohibited by the Corporations Act for the purposes of, or in connection with, the acquisition by an Eligible Employee of Options or Rights under the Plan, or of Shares on exercise of Options or conversion of Rights.

3.4	Plan limit

(a)	Subject to Rule 3.4(b), the Company will not make an Offer of Plan Securities if the total number of Shares the subject of those Plan Securities plus:

(i)	the total number of Shares that would be issued were each outstanding:

(A)	offer with respect to Shares, units of Shares or rights or options to acquire unissued Shares (including an Offer);

(B)

right or option to acquire unissued Shares (including a Plan Security), being a right or option that has been granted but has not been exercised or converted (as the context requires), lapsed or otherwise expired;

(C)	unit of a Share,

issued under an employee share scheme of the Company (including the Plan) to be accepted or exercised; and

(ii)	the number of Shares issued during the previous five years pursuant to the Plan or any other employee share scheme of the Company;

but disregarding and excluding any offer made or option or right acquired (whether under the Plan or any other employee share scheme), or any Share or unit of a Share issued, by way of, or as a result of:

(iii)	an offer to a person situated, at the time of receipt of the offer, outside Australia;

(iv)

an offer that was an excluded offer or invitation within the meaning of the Corporations Act as it stood prior to the commencement of Schedule 1 to the Corporate Law Economic Reform Program Act 1999 (Cth);

(v)	an offer that does not need disclosure to investors because of section 708 of the Corporations Act;

(vi)	an offer that did not require the giving of a product disclosure statement (as defined in the Corporations Act) because of section 1012D of the Corporations Act; or

(vii)	an offer made under a disclosure document or product disclosure statement (as defined in the Corporations Act),

would exceed 5% of the total number of issued Shares as at the time of the Offer.

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(b)

If ASIC replaces ASIC Class Order [CO 03/184] with a new class order in relation to employee incentive schemes (or substantially modifies ASIC Class Order [CO 03/184]) Rule 3.4(a) will no longer apply and Rule 3.4(c) will apply instead.

(c)

Where this Rule 3.4(c) applies instead of Rule 3.4(a), the Company will not make an Offer of Options or Rights if the issue of the Options or Rights the subject of the Offer to the Eligible Employee to whom the Offer is made would cause the Company to exceed any limit that applies under the ASIC class order that replaces or modifies Class Order [CO 03/184] (when aggregated with the total number of Shares and other financial products required by the replacement or modified class order to be counted towards the limit, and disregarding and excluding all offers, Shares and other financial products that may be disregarded when applying that limit).

3.5	Director participation

Neither Options nor Rights may be issued to Directors or their associates pursuant to the Plan unless prior approval of the Company’s shareholders is obtained in accordance with the Listing Rules or such approval is not required by the Listing Rules.

3.6	Operation of the Plan

The Plan must be operated in accordance with these Rules which bind the Company, any Associated Body Corporate and each Participant.

4.	Offers

4.1	Board may make Offer

Subject to these Rules, the Board may from time to time make an Offer (on behalf of the Company) to an Eligible Employee.

4.2	Form of Offer

(a)	An Offer must be set out in a document (or documents) given to the Eligible Employee to whom the Offer is made.

(b)	Subject to Rule 4.3, the form of the Offer Document and the form of the Application accepting the invitation constituted by the Offer will be as approved by the Board from time to time.

4.3	Information provided with Offer

The Offer Document provided to an Eligible Employee must include the following information:

(a)	the date of the Offer;

(b)	the final date by which the Eligible Employee may accept the invitation constituted by the Offer (Final Acceptance Date);

(c)	the number of Options or Rights the subject of the Offer, or the manner in which that number will be determined;

(d)	the Grant Conditions (if any) for the Offer;

(e)

the Vesting Conditions (if any) that will apply to Options or Rights (or, if the Options or Rights will be divided into tranches, the Vesting Conditions (if any) that will apply to the different tranches) issued the subject of the Offer;

(f)	in respect of an Offer of Options:

(i)	if the first day on which the holder may (subject to these Rules) exercise the Options the subject of the Offer is fixed at the time of the Offer, that date;

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(ii)	if the last day on which the holder may (subject to these Rules) exercise the Options the subject of the Offer is fixed at the time of the Offer, that date; and

(iii)	the Exercise Price (if any) of each Option the subject of the Offer, or the manner in which any such Exercise Price will be determined;

(g)	in respect of an Offer of Rights, the Share Allocation Date or Share Allocation Period;

(h)	if the Board has made a determination under Rule 9.2(b), details of that determination;

(i)

if any Shares Allocated pursuant to exercise of any Options, or conversion of any Rights, the subject of the Offer will be subject to restrictions on disposal under Rule 13, that fact and the applicable Restriction Period; and

(j)	any other specific terms and conditions applicable to the Offer or that will apply to any Options or Rights issued under the Offer.

4.4	Number of Options or Rights

Subject to Rule 3, the number of Options or Rights the subject of an Offer to an Eligible Employee, or the method for determining that number, will be determined by the Board.

4.5	Issue Price and Exercise Price

(a)	Unless otherwise determined by the Board and specified in the Offer Document for the Option or Right, no amount will be payable by a Participant to acquire an Option or Right.

(b)	The Exercise Price (if any) in respect of an Option will be determined by the Board (subject to any adjustment under Rule 12).

4.6	Terms

The terms and conditions applicable to an Offer, including the Final Acceptance Date, any First Exercise Date, any Last Exercise Date, any Share Allocation Date or Share Allocation Period, any Grant Conditions, any Vesting Conditions and any Restriction Period, will be determined by the Board.

4.7	Exercise Price and Issue Price in Australian dollars

The Exercise Price (if any) and Issue Price (if any) in respect of an Option must be denominated and payable in Australian dollars, unless otherwise determined by the Board.

4.8	Offer personal

An Offer under the Plan is personal to the Eligible Employee to whom it is made and, accordingly, the invitation constituted by an Offer may only be accepted by, and Options or Rights may only be issued to, the Eligible Employee to whom the Offer is made.

5.	Application for Options and Rights

5.1	Acceptance of Offer

An Eligible Employee may accept the invitation constituted by an Offer by giving to the Company a duly completed Application (and, in the case of any Offer of Options or Rights that have an Issue Price, payment of the relevant amount) by the Final Acceptance Date.

5.2	Application for all or some of the Options or Rights the subject of an Offer

Unless otherwise determined by the Board and specified in the Offer Document for the Offer, an Eligible Employee may, in his or her discretion, accept the invitation constituted by the Offer, in whole or in part, in multiples of 100 Options or Rights or another multiple of Options or Rights as the Board may allow for the Eligible Employee. An Eligible Employee cannot accept less than the number of Options or Rights that would constitute the minimum parcel determined by the Board.

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5.3	Lapse of Offer

An Offer not accepted in accordance with Rule 5.1 will lapse at 5:00pm Melbourne time on the Final Acceptance Date.

5.4	Withdrawal of Offer prior to acceptance

The Board reserves the right (subject to any Applicable Law) to withdraw an Offer made to an Eligible Employee.

6.	Issue of Options or Rights

6.1	Acceptance by Eligible Employee

By accepting an Offer in respect of Options or Rights in accordance with Rule 5.2, an Eligible Employee:

(a)	agrees to become a Participant and be bound by these Rules;

(b)	offers to acquire those Options or Rights, and Shares following exercise of those Options or on conversion of those Rights (as the context requires):

(i)	under, and subject to, these Rules; and

(ii)	on and subject to the terms and conditions of the Offer; and

(c)	agrees to become a member of the Company following exercise of any Options or on conversion of any Rights, and to be bound by the Constitution (as amended from time to time).

6.2	Acceptance by Company

Unless otherwise provided in the Offer Document for the Offer, the Company may accept an Eligible Employee’s Application in respect of an Offer of Plan Securities by issuing to the Eligible Employee the Plan Securities the subject of the Application. Unless otherwise determined by the Board, the issue of Plan Securities to an Eligible Employee will be constituted by the registration of the Eligible Employee as the holder of the relevant number and type of Plan Securities in a register of holders of Plan Securities maintained by or on behalf of the Company (which may, without limitation, be in electronic form and maintained by the Company’s share registrar or other third party service provider). Nothing in any Offer Document or Application, or in these Rules, will be taken to confer on any Eligible Employee any right or title to, or interest in, any Plan Securities until the Plan Securities are issued to the Eligible Employee.

6.3	Notification of issue of Options or Rights

Within a reasonable period after the issue of Options or Rights to a Participant, the Company must give the Participant notice in writing of:

(a)	the number of Options or Rights issued to the Participant;

(b)	the Issue Price (if any) of those Options or Rights;

(c)	in the case of Options, the Exercise Price (if any); and

(d)	the Date of Grant of those Options or Rights.

6.4	Consideration for Options and Rights

Any Options or Rights issued to a Participant will be issued for consideration comprising the services that are expected to be provided by the Participant to or for the benefit of the Group and, unless the Board determines otherwise, no monetary or other consideration will be payable in respect of the issue of an Option or Right.

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6.5	Entitlement to Shares

(a)	Subject to these Rules, each Option confers on its holder the entitlement to be Allocated one Share following exercise of the Option and payment of the Exercise Price (if any).

(b)	Subject to these Rules, each Right confers on its holder the entitlement to be Allocated one Share.

6.6	Interest in Shares

A Participant:

(a)

has no right or interest in a Share the subject of an Option or Right held by the Participant unless and until the Share the subject of that Option or Right, as applicable, is Allocated to that Participant following the exercise of the Option or on conversion of the Right under these Rules; and

(b)	does not have any rights to dividends, rights to vote or rights to participate in any new issue of capital of the Company as a result of holding an Option or Right.

Subject to the Corporations Act and the Constitution, Participants will not, as holders of Options or Rights, have any right to attend or vote at general meetings of holders of Shares.

7.	Vesting of Options or Rights

7.1	Requirements for vesting

Subject to these Rules:

(a)	if the Offer Document for Plan Securities held by a Participant specified any Vesting Conditions and each of the following occurs:

(i)	the Board determines that the applicable Vesting Conditions have been satisfied in respect of all, or a specified percentage or number of, those Plan Securities; and

(ii)

if any additional terms were specified in the Offer Document and required to be satisfied before vesting, the Board determines that those additional terms have been satisfied or, in the Board’s discretion, are not required to be satisfied, then all, or any specified percentage or number determined by the Board, of those Plan Securities will become vested Plan Securities on and from the date of the Board’s determination (or any later date determined by the Board); and

(b)

if the Offer Document for Plan Securities held by a Participant did not specify any Vesting Conditions, the Plan Securities will become vested Plan Securities on and from the vesting date specified in the Offer Document (or any earlier date determined by the Board).

7.2	Vesting Notice

If, and within a reasonable period after:

(a)	any Options held by a Participant become Vested Options; or

(b)	any Rights held by a Participant become Vested Rights,

the Company must give the Participant a Vesting Notice.

7.3	Variation or waiver of Vesting Conditions and other terms

Subject to Applicable Law, and without limiting Rules 12, 13 and 18.1, the Board may, in its discretion and at any time and in any particular case or cases:

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(a)	reduce or waive the Vesting Conditions (if any) that apply to a Plan Security held by the Participant (in whole or in part);

(b)	reduce the Performance Period (if any) that applies to any Plan Security held by the Participant;

(c)	in the case of an Option, determine that a new First Exercise Date or Last Exercise Date (or both) will apply to the Option (whether earlier or later than the original date);

(d)	in the case of a Right, determine that a new Share Allocation Date or Share Allocation Period will apply to the Right (whether earlier or late than the original date or period); or

(e)	do any combination of the things referred to in paragraphs (a) to (d) above.

7.4	Notice of variation or waiver

If the Board exercises its discretion to alter any terms of a Plan Security under Rule 7.3 or in reliance on Rule 18.4, the Company:

(a)	must within a reasonable period of the alteration give notice to each Participant affected by the alteration in respect of any Options or Rights held by the Participant; and

(b)	if the Company issued a certificate for the Plan Security, may have to issue a replacement certificate.

8.	Exercise of Options

8.1	Exercise during Exercise Period

Subject to Rules 3.2 and 8.2 and the Trading Policy, an Option held by a Participant may be exercised at any time during (and only during) the Exercise Period for that Option.

8.2	Exercise Conditions

An Option may not be exercised unless and until it has become a Vested Option.

8.3	Exercise of Options

Subject to these Rules, Vested Options held by a Participant may be exercised by the Participant giving to the Company:

(a)	a Notice of Exercise duly completed by the Participant;

(b)	if there is an Exercise Price for the Options:

(i)	payment (in cleared funds) of the amount calculated by multiplying the number of Options being exercised by the Exercise Price; or

(ii)	payment, or the Participant’s agreement to pay, the relevant amount under any ‘cashless exercise’ arrangement that is acceptable to, and approved by, the Board; and

(c)	if a certificate was issued by the Company in respect of those Options, the relevant certificate.

8.4	Clearance of Exercise Price

Unless the Board determines otherwise, the Company is not obliged to Allocate Shares on exercise of Options until payment of the Exercise Price (if any) has been received by the Company in cleared funds from the Participant.

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8.5	Exercise or conversion of all or some Options or Rights

(a)

A Participant may only exercise Options and convert Rights in multiples of 100 or another multiple that the Board determines, unless the Participant exercises all Options or converts Rights with the same Date of Grant able to be exercised by him or her at that time or under a cashless exercise arrangement.

(b)

The exercise or conversion by a Participant of only some of the Options or Rights held by the Participant does not affect the Participant’s right to exercise or convert at a later date other Options or Rights held by the Participant (whether those other Options or Rights have the same First Exercise Date or otherwise).

8.6	Replacement Certificate

If a Participant submits a Notice of Exercise in respect of only part of the Options or Rights for which a certificate has been issued by the Company, the Company must issue a certificate stating the remaining number of Options or Rights held by the Participant.

9.	Allocation of Shares to satisfy Vested Options or Rights

9.1	Requirement to allocate Shares

(a)

Subject to these Rules (including Rule 9.5), where any Options held by a Participant become Vested Options and are validly exercised by the Participant in accordance with Rule 8, the Company must Allocate to the Participant the number of Shares that are the subject of the Vested Options that have been exercised, as determined in accordance with these Rules and the Offer Document for those Options.

(b)

Subject to these Rules (including Rule 9.5), where any Rights held by a Participant become Vested Rights, the Company must (without the need for any action by the Participant) Allocate to the Participant the number of Shares that are the subject of those Vested Rights, as determined in accordance with these Rules and the Offer Document for those Rights. For the purposes of these Rules, the Allocation of Shares in respect of Vested Rights constitutes the conversion of Vested Rights.

9.2	Method of allocation of Shares

(a)

Subject to Rule 9.2(b) and Applicable Law, any Shares to be allocated to a Participant under Rule 9.1 may, in the Board’s discretion, be allocated by the Company by any one or more of the following means:

(i)	issuing Shares to the Participant;

(ii)	procuring the transfer to the Participant of Shares purchased on-market (within the meaning given to that term by the Corporations Act);

(iii)

procuring the transfer to the Participant of Shares acquired through an off-market transaction (including from any ‘employee share trust’ within the meaning of the Tax Act that may be established by the Company for the purposes of the Plan); or

(iv)	procuring the holding of Shares by a person as bare nominee for and on behalf of the Participant.

(b)	The Board may determine and the Offer Document for Options or Rights may specify that any Shares to be allocated to a Participant to satisfy those Options or Rights may:

(i)	only be allocated by a specified method or methods under Rule 9.2(a); or

(ii)	not be allocated by a specified method or methods under Rule 9.2(a),

and, where so determined and specified, those Shares may (where paragraph (i) of this Rule applies) only be allocated to the Participant by the specified method or methods or (where paragraph (ii) of this Rule applies) may not be allocated to the Participant by the specified method or methods.

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9.3	Timing of allocation of Shares

Subject to Applicable Law and the Trading Policy, any Shares to be Allocated to a Participant under Rule 9.1 must:

(a)

in the case of Shares to be Allocated to satisfy Vested Options that have been exercised by the relevant Participant, be Allocated within a reasonable period after the Participant exercises the Vested Options in accordance with these Rules; and

(b)

in the case of Shares to be Allocated to satisfy Vested Rights, be Allocated on (or before) any applicable Share Allocation Date or before the end of any applicable Share Allocation Period (in each case, subject to any variation determined by the Board under Rule 7.3).

9.4	Shares rank equally

Unless otherwise determined by the Board and specified in the Offer Document for the relevant Plan Securities, Shares Allocated to a Participant to satisfy Plan Securities will rank equally with all existing Shares on and from the date of Allocation, including in respect of all rights issues, bonus issues and dividends that have a record date for determining entitlements on or after the date of registration of those Shares in the name of, or on behalf of, the Participant.

9.5	Discretion to settle Vested Plan Securities in cash

(a)

Notwithstanding any other provision of these Rules, and unless the Offer Document for the relevant Plan Securities specifies that this Rule 9.5 does not apply, the Board may, in its discretion (and at any time), determine that, in lieu and satisfaction of a Participant’s right to be Allocated Shares in respect of:

(i)	any or all Vested Options exercised by the Participant; or

(ii)	any or all Vested Rights held by the Participant,

the Company will make, or cause to be made, a payment (in Australian dollars) to or for the benefit of the Participant of a cash equivalent amount in respect of the Vested Options or Vested Rights the subject of the Board’s determination, as calculated in accordance with Rule 9.6 or in any other manner determined by the Board and specified in the relevant Offer Document (and subject to Rule 9.7).

(b)

Where the Board has made a determination under this Rule 9.5, the Company must make, or cause to be made, the relevant payment to or for the benefit of the Participant by the time that Shares would otherwise have been required to be Allocated to the Participant under Rule 9.3.

(c)

Any payment made to or for the benefit of a Participant in respect of any Cash-Settled Plan Securities in accordance with the relevant determination of the Board under this Rule 9.5 constitutes full and final satisfaction of the Participant’s right to otherwise be Allocated Shares in respect of those Cash-Settled Plan Securities.

9.6	Calculation of amount payable for any Cash-Settled Plan Securities

For the purposes of Rule 9.5(a), and subject to the Offer Document for the Cash-Settled Plan Securities, the cash equivalent amount in respect of any Cash-Settled Plan Securities will be calculated by multiplying the number of Shares that would (but for payment in accordance with Rule 9.5) be Allocated to the Participant in respect of those Cash-Settled Plan Securities by:

(a)

if Shares are quoted on ASX or another securities exchange at the time, the volume weighted average price of Shares traded on ASX (or on the securities exchange or exchanges determined by the Board) over the 5 trading days preceding, where the Cash-Settled Plan Securities are Options, the date of exercise of the Options or, where the Cash- Settled Plan Securities are Rights, the date on which the Rights became Vested Rights (Valuation Time); or

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(b)	if Shares are not quoted on ASX at the time, an amount reasonably determined by the Board to be equivalent to the value of a Share at the Valuation Time, and, where the Cash-Settled Plan Securities are Options, reducing the resulting amount by the aggregate Exercise Price (if any) for the number of Vested Options in respect of which the cash equivalent amount is to be paid. If the resulting number is a fractional number, it will be rounded down to the next lower whole cent.

9.7	Tax withholding and superannuation contributions

(a)

The Company will deduct or withhold, or cause to be deducted or withheld, from any amount paid or payable to a Participant in respect of any Cash-Settled Plan Securities any Tax and other amounts required by law to be deducted or withheld from the payment.

(b)

Any amount payable to or for the benefit of a Participant in respect of any Cash-Settled Plan Securities in accordance with the relevant determination of the Board under Rule 9.5 will be payable such that the total of:

(i)	the amount payable to the Participant (before any applicable deduction or withholding for Tax or other amounts under 9.7(a) above); plus

(ii)

the amount of any contribution that any Group Company makes, will make or is required or has agreed to make, to an Australian superannuation fund for the benefit of the Participant that is or will be attributable or referable to any amount paid or payable to the Participant in accordance with the Board’s determination under Rule 9.5, is equal to the cash equivalent amount in respect of those Cash-Settled Plan Securities determined in accordance with Rule 9.5 (and, if applicable, Rule 9.6).

(c)

For the purposes of Rule 9.7(b) (and without limitation), a Group Company will be taken to be required to make a contribution if it is required to make the contribution in order to ensure that it will have no liability or potential liability to pay any superannuation guarantee charge (as defined in the Superannuation Guarantee (Administration) Act 1992 (Cth)) in respect of the amount paid or payable to the relevant Participant in respect of the relevant Cash-Settled Plan Securities.

(d)

To the maximum extent permitted by law, in no event will the amount payable to a Participant under Rule 9.5 be included in any definition of pensionable or other earnings or salary (however defined) for the purpose of calculating any contributions payable to any Australian superannuation fund for the benefit of the Participant.

10.	Lapse of Options and Rights

10.1	Lapse of Plan Securities where Vesting Conditions not satisfied

(a)

If the Board determines that the Vesting Conditions (if any) applicable to all or a specified number or percentage of the Plan Securities held by a Participant have not been satisfied and should therefore lapse, all or the relevant percentage or number (as the context requires) of those Plan Securities will lapse with effect from the date on which the Board makes this determination (or, if the Board specifies a later lapse date when making this determination, on that later date).

(b)

If the Board determines that the Vesting Conditions (if any) applicable to all or a specified number or percentage of the Plan Securities held by a Participant are not capable of being satisfied in accordance with their terms and should therefore lapse, all or the relevant number or percentage (as the context requires) of those Plan Securities will lapse with effect from the date on which the Board makes this determination (or, if the Board specifies a later lapse date when making this determination, on that later date).

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10.2	Lapse of Plan Securities on cessation of employment in certain circumstances

(a)

Subject to the terms specified in the Offer Document for the relevant Plan Securities and unless otherwise determined by the Board (at any time and whether before of after cessation of employment), all Unvested Plan Securities held by a Participant will lapse:

(i)	if the Participant ceases to be employed within the Group due to his or her Termination for Cause, with effect from the Cessation Date;

(ii)	if the Participant ceases to be employed within the Group due to his or her Resignation, with effect from the Cessation Date; or

(iii)

if the Participant ceases, or will cease, to be employed within the Group in any circumstances not covered by paragraphs (i) or (ii) above and the Board determines that, in those particular circumstances, all of the Participant’s Unvested Plan Securities should lapse (for example, because the circumstances involve the Participant’s poor or inadequate performance), with effect from the Cessation Date or any earlier or later lapse date determined by the Board.

(b)	Unless otherwise determined by the Board, if:

(i)	a Participant ceases to be employed within the Group for any reason or in any circumstances;

(ii)

the Participant holds Unvested Plan Securities that have not lapsed under Rule 10.2(a)(i) or (ii) and the Board has not determined that all of those Unvested Plan Securities should lapse under Rule 10.2(a)(iii); and

(iii)	the Offer Document for those Unvested Plan Securities specified that this Rule 10.2(b) applies or the Board otherwise determines that this Rule 10.2(b) applies,

then a proportion of the Participant’s Unvested Plan Securities will lapse with effect from the Cessation Date, being the proportion determined in accordance with Rule 10.2(c) (and rounded to the next higher whole number).

(c)	Where Rule 10.2(b) applies, unless otherwise determined by the Board, the proportion of Unvested Plan Securities held by a Participant that will lapse under that Rule will be:

(i)

subject to paragraph (ii), equal to the proportion that the number of days in the period starting on the day after the Participant’s Cessation Date and ending on the last day of the Performance Period applicable to those Plan Securities (or, if no Performance Period applies to those Plan Securities, ending on the date specified in Rule 7.1(b)) bears to the total number of days in the Performance Period (or, if no Performance Period applies to those Plan Securities, to the total number of days between the Date of Grant and the date specified in Rule 7.1(b)); or

(ii)

if the Offer Document for those Plan Securities specified that the proportion was to be determined on a different basis to that set out in Rule 10.2(c)(i), the proportion determined in the manner specified in the relevant Offer Document.

(d)

Any Plan Securities held by a Participant that do not lapse by operation of this Rule 10.2 or determination of the Board as a result of the Participant ceasing to be employed within the Group will continue to be held by the Participant subject to these Rules and the terms and conditions set out in the Offer for those Plan Securities.

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(e)

For the purposes of these Rules (and any Offer Document), a Participant ceases to be employed within the Group if and when the Participant is no longer employed by, and no longer holds any other office with, any body corporate within the Group.

10.3	Lapse of Plan Securities to prevent inappropriate benefits

Subject to the terms specified in the Offer Document for the relevant Plan Securities and unless otherwise determined by the Board (at any time), some or all of any Unvested Plan Securities that have not otherwise lapsed under this Rule 10, or Vested Plan Securities (or both), held by a Participant will lapse:

(a)	if, and with effect from the date on which, the Board determines that the relevant Plan Securities should lapse because, in the Board’s opinion, the Participant:

(i)	has been, or could be, dismissed or removed from his or her employment in the Group for a reason that entitles a Group Company to dismiss the Participant without notice;

(ii)	has committed an act of fraud, misappropriation or serious misconduct in relation to the affairs of the Group or any Group Company (whether or not charged with an offence);

(iii)	has done an act which brings the Group or any Group Company into disrepute or causes material damage to any Group Company;

(iv)	has been convicted on indictment of an offence against the Corporations Act in connection with the affairs of the Company or any Group Company;

(v)

has had a judgement entered against him or her in civil proceedings in respect of the contravention by the Participant of his or her duties at law, in equity or under statute in his or her capacity as an executive or Director of the Company or any other Group Company;

(vi)	has materially breached his or her obligations to any Group Company;

(vii)	has performed below expectations or requirements (whether or not any performance-based Vesting Conditions have been or are likely to be met);

(viii)

has materially breached any policy of the Company (including, without limitation, the Trading Policy or the Company’s policy (if any) on the hedging of long term incentives) or of any Group Company; or

(ix)	has dealt with the Options or Rights in breach of the Rules;

(b)

in the case of Unvested Plan Securities, on the happening of any other circumstance determined by the Board and specified in the Offer Document for those Plan Securities as a circumstance that will cause an Unvested Plan Security to lapse;

(c)

in the case of Vested Plan Securities, on the happening of any other circumstance determined by the Board and specified in the Offer Document for those Plan Securities as a circumstance that will cause an Vested Plan Security to lapse; or

(d)	if, in the opinion of the Board, the Plan Securities are liable to clawback under any Clawback Policy.

10.4	Lapse of Plan Securities where a Corporate Control Event occurs

If the Board makes a determination under Rule 13.1(c) that any Plan Securities held by a Participant will lapse, those Plan Securities will lapse on the date determined by the Board under that Rule 13.1(c).

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10.5	Lapse of Options on Last Exercise Date

If a Participant fails to exercise any Vested Options by the Last Exercise Date, those Options will lapse on the Last Exercise Date.

10.6	Timing of lapse

A Plan Security held by a Participant will lapse upon the earliest to occur of:

(a)	the Plan Security lapsing under any of Rules 10.1, 10.2, 10.3, 10.4 or 10.5; or

(b)	the date that is seven years after the Date of Grant for the Plan Security or any other date nominated as the expiry date in the Offer Document.

10.7	Entitlements and rights cease

On the lapse of a Plan Security under this Rule 10, all rights of a Participant in respect of the Plan Security under the Plan cease and no compensation will be payable to the Participant for the lapse of the Plan Security.

11.	Dealings with Options and Rights

11.1	Options and Rights personal

Except where Options or Rights have been transferred under Rule 11.3, Options and Rights held by a Participant are personal to the Participant and, in the case of Options, may not be exercised by another person.

11.2	No unauthorised disposal

Except as permitted under Rule 11.3, a Participant must not dispose of or grant a Security Interest over, or otherwise engage in any Dealing with, an Option or Right or any interest in an Option or Right, and any Security Interest or disposal or dealing granted or undertaken contrary to this Rule is not recognised in any manner by the Company.

11.3	Permitted transfer of Options and Rights

The Board may determine that Options or Rights may be transferred, by an instrument of transfer, where the transfer would be:

(a)	a transfer constituting the necessary transfer documents following an acceptance of an offer made under an off-market bid made under Chapter 6 of the Corporations Act relating to Options or Rights;

(b)	a transfer to a bidder on the sale of the Options or Rights under Division 3 of Part 6A.1 of the Corporations Act;

(c)	a transfer to a 100% holder on the sale of the Options or Rights under Division 2 of Part 6A.2 of the Corporations Act;

(d)	a transfer under Part 6A.3 of the Corporations Act to a person entitled to acquire the Options or Rights under section 661A or 664A of the Corporations Act; or

(e)	a transfer approved by the Board in any other circumstances as may be determined by the Board.

The Board must notify Participants if a circumstance set out in this Rule 11.3 occurs and the Board authorises transfer of Options or Rights pursuant to this Rule.

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12.	Participation rights, bonus issues, rights issues, reorganisations of capital and winding up

12.1	Application of this Rule

This Rule 12 only applies to Participants who hold Options or Rights that have not lapsed in accordance with the Rules.

12.2	New issues

A Participant is not entitled to participate in any new issue to existing holders of securities in the Company by virtue of holding an Option or Right unless:

(a)	in the case of an Option, the Option has become a Vested Option and been validly exercised by the Participant; or

(b)	in the case of a Right, the Right has become a Vested Right and been converted,

and a Share has been issued or transferred to, and registered in the name of, the Participant (in satisfaction of the Option or Right) before the record date for the determination of entitlements to the new issue of securities (in which case, the Participant will participate in the new issue as a result of being the holder of the Share).

The Company will give Participants, in accordance with the Listing Rules, notice of any new issue of securities before the record date for determining entitlements to the new issue.

12.3	Bonus issues

If the Company makes a bonus issue of Shares or other securities to existing holders of Shares (other than an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) and no Share has been Allocated in respect of an Option or Right held by a Participant before the record date for determining entitlements to the bonus issue, then:

(a)

the number of Shares to which the Participant is entitled on exercise of the Option or conversion of the Right (as applicable) will be increased by the number of Shares that the Participant would have received if the Participant had exercised the Option or the Right had converted (as applicable) and acquired the underlying Share prior to such record date; and

(b)	in the case of an Option, no change will be made to the Exercise Price (if any).

12.4	Pro-rata issues

If the Company makes a pro-rata issue of Shares to existing holders of Shares (other than a bonus issue, or an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) and no Share has been Allocated in respect of an Option or Right before the record date for determining entitlements to the issue, then:

(a)

in the case of an Option, the Exercise Price (if any) of the Option will be reduced in accordance with the relevant formula set out in the Listing Rules applying to options at the time of the pro-rata issue, and there will be no change to the number of Shares to which the relevant Participant is entitled on exercise of the Option; and

(b)

in the case of a Right, but subject to Rule 18.3, the Board may determine, in its discretion, whether any adjustment will be made to the terms of the Right (including, without limitation, whether or not there will be any resulting increase in the number of Shares to which the relevant Participant will be entitled on conversion of the Right and the manner in which any such increase will be calculated).

Note: At the time of adoption of these Rules, the relevant formula for reduction of the Exercise Price (if any) of Options in the event of a pro-rata issue is set out in rule 6.22.2 of the Listing Rules.

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12.5	Reorganisation of capital

If, prior to the Allocation of Shares to a Participant in respect of Options or Rights held by the Participant, there is a reorganisation of capital of the Company (including a consolidation, subdivision, reduction or return of capital), then the rights of each Participant (including, where applicable, the number of Options or Rights (or both), and the Exercise Price (if any) of any Options, held by the Participant) will be amended to the extent necessary to comply with the ASX Listing Rules applying to a reorganisation of capital at the time of the reorganisation (whether or not the ASX Listing Rules apply to the Company at the time and, in the case of Rights, on the same basis as required by the ASX Listing Rules applying to Options).

12.6	Winding up

If, while a Participant holds Options or Rights, a resolution for a members’ voluntary winding up of the Company is proposed (other than for the purpose of a reconstruction or amalgamation) the Board may, in its discretion:

(a)

in the case of Options, give written notice to the Participant of the proposed resolution, in which case, subject to the applicable Vesting Conditions (if any) being satisfied (or waived by the Board), the Participant may, during the period referred to in the notice, exercise the Option provided that no Option will be capable of exercise later than the Last Exercise Date; and

(b)

in the case of Rights, determine that the Rights are Vested Rights and that on conversion, Shares will be Allocated in respect of the Rights on a date specified by the Board and notified to the Participant.

12.7	Rounding

For the purposes of this Rule 12, if Options are exercised simultaneously or Rights are converted simultaneously, then the number of Shares or fractions of Shares that the Participant is entitled to be Allocated in respect of those Options or Rights may be aggregated and, in the case of Options with an Exercise Price, the Exercise Price payable by the Participant in respect of those Options may be aggregated. Fractions in the aggregate number or amount will be dealt with as follows (unless otherwise required by the Listing Rules):

(a)	fractions in the aggregate number of Shares that the Participant is entitled to be Allocated on such exercise or conversion will be rounded down to the next lower whole number; and

(b)	fractions in the aggregate Exercise Price of Options payable by the Participant on exercise of those Options will be rounded up to the next higher whole cent.

12.8	Calculations and adjustments

Any calculations or adjustments which are required to be made under this Rule 12 will be made by the Board and, in the absence of manifest error, are final and conclusive and binding on the Company and each Participant.

12.9	Notice of change

The Company must, within a reasonable period, give to each Participant notice of any change under Rule 12 to the Exercise Price (if any) of any Options held by a Participant or to the number of Shares that the Participant is entitled to be Allocated following exercise of an Option or conversion of a Right.

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13.	Corporate Control Events

13.1	Treatment of Plan Securities on a Corporate Control Event

Subject to Rule 13.4 and Applicable Law, and without limiting Rule 7.3, the Board may, in its discretion, determine that, where a Corporate Control Event has occurred or occurs in the future, any one or more of the following things will occur:

(a)

all or a specified proportion of any Unvested Rights then held by a Participant will be taken to have become vested Plan Rights (and that any Vesting Conditions applicable to those Unvested Rights that have not been, or are not then capable of being, satisfied will be waived), on a date determined by the Board, and that the Share Allocation Date or Share Allocation Period for those Rights will be brought forward to an earlier date or period determined by the Board;

(b)

all or a specified proportion of any Unvested Options then held by a Participant will be taken to have become vested Options (and that any Vesting Conditions applicable to those Unvested Rights that have not been, or are not then capable of being, satisfied will be waived), on a date determined by the Board, and that the First Exercise Date or Last Exercise Date (or both) for those Options will be brought forward to an earlier date or dates determined by the Board;

(c)

if the Board has determined under paragraph (a) or (b) above that a specified proportion of any Unvested Rights or Unvested Options then held by a Participant will be taken to have become vested Rights or Options (as the context requires), the balance of those Unvested Rights or Options will lapse on a date determined by the Board (or otherwise remain on foot);

(d)	the First Exercise Date or Last Exercise Date (or both) for any Vested Options then held by a Participant will be brought forward to an earlier date determined by the Board; or

(e)	the Share Allocation Date or Share Allocation Period for any Vested Rights held by a Participant will be brought forward to an earlier date or period determined by the Board.

13.2	Board determinations under Rule 13.1

Without limiting Rule 13.1, the Board may make a determination under Rule 13.1:

(a)	at any time (including before an Offer is made and Plan Securities are issued to an Eligible Employee, or at any other time before (or at any time after) a Corporate Control Event occurs);

(b)	in respect of any one or more particular Eligible Employees or Participants, or class of Eligible Employees or Participants;

(c)	in respect of any particular type or types of Plan Securities; and

(d)

in respect of any particular Corporate Control Event, or any specified class or classes of Corporate Control Event (including any Corporate Control Events that satisfy any requirements or conditions determined by the Board).

13.3	Board determination as to pro rata vesting

In making any determination under Rule 13.1 as to a specified proportion of any Unvested Plan Securities that will be taken to become Vested Plan Securities, the Board may (without limitation) have regard to either or both of the following:

(a)

the proportion of the Performance Period applicable to those Unvested Plan Securities (or, if no Performance Period applies to the Unvested Plan Securities, the proportion of the period from the Date of Grant of those Plan Securities to the date specified in Rule 7.1(b)) that has, or will have, elapsed when the relevant Corporate Control Event occurs (or by any later date determined by the Board); and

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(b)

the extent to which any performance-based Vesting Conditions would be satisfied if they were measured and applied by reference to performance against those performance conditions up to, or at the time of, the relevant Corporate Control Event or Board determination, and expectations of future performance against those conditions.

13.4	Terms of Offer prevail

If the Board makes a determination under Rule 13.1 before an Offer of Plan Securities is made to an Eligible Employee, details of that determination must be included in the Offer Document for that Offer and the treatment of those Plan Securities where a Corporate Control Event occurs will be determined in accordance with that determination to the extent that it is applicable in relation to the particular Corporate Control Event, but that determination will not otherwise be taken to limit the Board’s powers under Rule 13.1.

14.	Restriction on disposal of Shares acquired pursuant to exercise of Options or conversion of Rights

14.1	Restricted Shares

This Rule 14 applies to Shares Allocated to a Participant pursuant to exercise of Options or conversion of Rights (as applicable) if the Offer Document for those Options or Rights specified that any Shares so Allocated would be subject to restrictions on disposal under this Rule 13 and the period for which these restrictions would apply (Restriction Period). Any Shares to which this Rule 13 applies are Restricted Shares for the purposes of this Rule.

14.2	No disposal during Restriction Period

A holder of Restricted Shares must not dispose of or engage in any other Dealing with any of those Restricted Shares, or any interest in those Restricted Shares, for the duration of the Restriction Period.

14.3	Refusal to register transfer

(a)

Subject to the Listing Rules, the Company must refuse to register a paper-based transfer, and must apply or cause to be applied a Holding Lock to prevent a transfer, of any Restricted Shares, and the Company may take any other steps that it considers necessary or appropriate to enforce and give effect to the disposal restrictions under this Rule 13.

(b)	Each Participant:

(i)	irrevocably authorises the Company to apply a Holding Lock to any Restricted Shares held by that Participant; and

(ii)	undertakes not to request the removal of the Holding Lock (or permit or authorise another person to do so),

while those Restricted Shares are subject to restriction on disposal under this Rule 13.

14.4	Release of Holding Lock

On the expiry of any applicable Restriction Period, the Company must, as soon as reasonably practicable, lift the Holding Lock in respect of the relevant Shares and must notify the holder of the Shares that the Holding Lock has been lifted.

14.5	Notification upon request by Participant

The Company must, if requested, notify the holder of the Shares of the particular date on which when the Holding Lock was lifted under Rule 14.4.

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15.	Quotation of Options or Rights

15.1	No Quotation of Options or Rights

The Company will not seek official quotation of any Options or Rights.

15.2	Quotation of Shares

The Company must, to the extent required by Listing Rule 2.4, apply to ASX for quotation of any Shares issued:

(a)	following exercise of Options; or

(b)	on conversion of Rights,

if Shares are officially quoted by ASX at that time.

16.	Power of Attorney

16.1	Appointment of Attorney

By accepting an Offer for Plan Securities and agreeing to become a Participant and be bound by the Plan Rules, the relevant Participant irrevocably appoints the Company, each company secretary of the Company from time to time and any other person nominated from time to time by the Company (each an Attorney), severally, as the Participant’s attorney, to:

(a)

do all acts, matters and things (including executing any instrument of transfer or other document) that the Attorney considers necessary or desirable to Allocate Shares to the Participant in respect of any Vested Options that have been exercised by the Participant or any Vested Rights held by the Participant, including all acts, matters and things to be done in order that Shares may be acquired by and registered in the name of the Participant;

(b)	do all acts, matters and things (including executing any instrument of transfer or other document) to exercise and give effect to the power of sale referred to in Rule 17.7(b); and

(c)	appoint an agent to do any of the things referred to in paragraphs (a) and (b) above.

This power of attorney is given by each Participant for valuable consideration.

16.2	Ratification of Actions

The Participant will confirm and ratify everything which an Attorney may do pursuant to any power set out in Rule 16.1 and no person dealing with the Attorney shall be bound or concerned to enquire as to the occasion for or the regularity of the exercise of any such power.

16.3	Indemnity

The Participant will indemnify and keep indemnified the Attorney against all losses, liabilities, costs, expenses, proceedings, claims, actions, demands, and damages in consequence of or arising out of the exercise by the Attorney of any of the powers granted under this Rule 16.

17.	Administration

The Plan is administered by the Board.

17.1	Powers of the Board

The Board has power to:

(a)	exercise all powers and discretions vested in it under these Rules;

(b)	determine appropriate procedures and make regulations and guidelines for the administration and operation of the Plan that are not inconsistent with these Rules;

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(c)	resolve conclusively all questions of fact or interpretation arising in connection with the Plan;

(d)

terminate or suspend the operation of the Plan at any time, provided that the termination or suspension does not adversely affect or prejudice the rights of Participants holding Options, Rights or Restricted Shares at that time or contravene any Applicable Law;

(e)	take and rely on independent professional or expert advice in or in relation to the exercise of any of their powers or discretions under these Rules;

(f)	appoint a trustee to acquire and hold Shares on behalf of Participants or otherwise for the purposes of the Plan; and

(g)	administer the Plan in accordance with these Rules as and to the extent provided in these Rules.

17.2	Delegation

The Board and the Company may each delegate any functions, powers and discretions conferred on it under these Rules or under any Offer Document (including this power to delegate) to any committee, person or persons it considers appropriate, for such period and on such conditions as it thinks fit. Without limiting the generality of this Rule, the Board or the Company (as the case may be) may appoint, and delegate some or all of the responsibilities of administration of the Plan, to a third party provider of employee share plan administration services.

17.3	Exercise of powers or discretion

Any power or discretion which is conferred on the Board by these Rules may be exercised by the Board in the interests or for the benefit of the Company, and the Board is not, in exercising that power or discretion, under any fiduciary or other obligation to another person, including a Participant.

17.4	Determinations

(a)

Where these Rules provide for a determination, decision, approval or opinion of the Board, that determination, decision, approval or opinion may be made or given by the Board in its absolute discretion.

(b)

Where these Rules refer to an opinion or state of mind (however described) of a group of persons (including the Board), the group of persons will be taken to have that opinion or state of mind if persons constituting a majority of the group each have that opinion or state of mind.

(c)	In the absence of manifest error, any determination, decision, approval or opinion of the Board as to the interpretation, effect or application of the Rules will be final.

(d)

Any calculations that are required to be made under these Rules or the terms and conditions applicable to any Plan Security will be made by the Board and, in the absence of manifest error, will be final.

17.5	Expenses and costs

Subject to these Rules, the Group must pay all expenses, costs and charges incurred in the administration of the Plan (excluding any costs incurred by a Participant’s disposal of Shares).

17.6	Board members not liable

To the extent permitted by law, no member of the Board (including delegates and sub-delegates of the Board) shall be liable for anything done, or omitted to be done by him or her or by any other member of the Board in connection with the Plan, except for his or her own wilful misconduct or as expressly provided by law.

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17.7	Participants responsible for Tax in respect of Options, Rights and Shares

(a)

No Group Company is responsible for any Tax which may become payable by a Participant in connection with the issue, acquisition or disposal of Options, Rights, or Shares Allocated to the Participant pursuant to the exercise of Options or conversion of Rights, or any other dealing by a Participant with Options, Rights or Shares. For the avoidance of doubt, this does not prevent a Group Company from complying with any obligation to deduct or withhold Tax and any other amounts required by law to be deducted or withheld from any payments made to a Participant in respect of any Cash-Settled Plan Securities in accordance with a determination of the Board under Rule 9.5.

(b)

If the Company or any other Group Company becomes liable to pay any ‘TFN withholding tax (ESS)’ pursuant to Section 14-155 of Schedule 1 to the Taxation Administration Act 1953 (Cth), or any other Taxes in respect of a Participant’s Options, Rights or Shares Allocated to the Participant pursuant to the exercise of Options or conversion of Rights, the Company will, in addition to any rights afforded to it or any other Group Company by the Taxation Administration Act 1953 (Cth) or any other legislation or by law and failing any arrangement satisfactory to the Company being entered into with the Participant to meet or reimburse the Company or any Group Company for any such Tax liability, be entitled to sell all or any of the Shares acquired by the Participant under this Plan for and on behalf of, and as attorney for, the Participant and to apply the proceeds firstly in and towards meeting or reimbursing the Company or any Group Company for such Tax liability and to pay any balance to the Participant. This Rule 17.7(b) does not apply to any obligations to deduct or withhold Tax and any other amounts required by law to be deducted or withheld from any payments made to a Participant in respect of any Cash-Settled Plan Securities in accordance with a determination of the Board under Rule 9.5.

18.	Amendment to Rules

18.1	Board may amend Rules

Subject to the Listing Rules and Rule 18.3, the Board may, in its discretion, at any time:

(a)	amend or add to any of these Rules (or the terms and conditions of any Plan Security issued under the Plan); or

(b)	waive or modify the application of any of these Rules (or the terms and conditions of any Plan Security issued under the Plan) in relation to any Participant or class of Participants.

Any amendment may be given such retrospective effect as the Board may determine from time to time.

18.2	Waiver or amendment

Neither the Board nor the Company will be taken to have waived any provision of, or any right or entitlement under, these Rules, or agreed to any amendment of or addition to the Rules, unless it does so expressly in writing and provided further that any waiver or amendment of, or addition to, these Rules (or of any right or other entitlement under these Rules) is permitted by the Listing Rules.

18.3	Consent of Participants required

Subject to Rule 18.4, if an amendment or addition proposed to be made under Rule 18.1 would in the opinion of the Board materially adversely affect the existing rights of Participants in respect of any Plan Securities then held by them, the Board must obtain the consent of Participants who between them hold not less than 75% of the total number of the particular Plan Securities in respect of which Participants’ rights would be adversely affected by the proposed amendment, before making the amendment or addition.

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18.4	Exceptions to requirements of Rule 18.4

Rule 18.3 does not apply to any amendment or addition proposed under Rule 18.1 that the Board considers necessary or desirable:

(a)	to correct a manifest error or mistake;

(b)

for the primary purpose of ensuring that the maintenance, administration and operation of the Plan (including the making of Offers, issue and vesting of Plan Securities, exercise of Options, conversion of Rights and Allocation and release of Shares) complies with present and future Applicable Law (having regard to any changes or proposed changes in Applicable Law); or

(c)

having regard to any possible adverse taxation implications, or the conditions for maintaining or obtaining any concessional taxation treatment, for any Group Company or Participants in connection with the administration or operation of, or participation in, the Plan, including as a result of:

(i)	any changes to the Tax Act or any other applicable taxation legislation (including an official announcement by the Commonwealth of Australia);

(ii)

the issue of any public or private rulings, determinations, interpretative decisions, circulars, decision impact statements, or other statements by the Commissioner of Taxation or any other person or authority administering applicable taxation legislation; or

(iii)	changes in the interpretation of any applicable taxation legislation by a court of competent jurisdiction.

18.5	Exercise of discretions under Rules

To avoid doubt, the exercise by the Board of a discretion or power conferred or specifically contemplated by any other provision of these Rules or the terms of an Offer will not constitute an amendment under Rule 18.1.

18.6	Eligible Employees outside Australia

The Board may make any additions, variations or modifications to the Rules it thinks necessary or desirable in relation to the implementation of the Plan, and the specific application of the Rules, to Eligible Employees residing outside Australia.

19.	Rights of Participants

These Rules:

(a)	do not confer on any Participant any right or entitlement if that right or entitlement could only be provided with approval of the Company’s shareholders and that approval has not been obtained;

(b)	do not confer on any Employee the right to receive any Offer, Options or Rights, nor any basis for expecting that the Eligible Employee will receive any of those things;

(c)	do not confer on any Eligible Employee the right to continue as an Employee;

(d)	do not form part of or constitute any variation to, and are not incorporated into, any contract with any Participant (whether or not they are an Employee);

(e)	do not affect any rights which the Company or an Associated Body Corporate may have to terminate the employment of an Eligible Employee; and

(f)

may not be used to increase damages in an action brought against the Company or an Associated Body Corporate in any circumstances, including in respect of the termination of employment of an Eligible Employee.

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20.	No representation as to Tax consequences

None of the Company, any other Group Company, any representative of or adviser to a Group Company, or the Board:

(a)

represents or warrants that the Plan will have any particular taxation or financial consequences or that any Eligible Employee or Participant will gain any taxation or financial advantage by participating in the Plan; and

(b)

are liable for any Taxes imposed upon or duties assessed against a Participant as a consequence of the Participant’s participation in the Plan, the receipt by the Participant of Options, Rights or Shares under the Plan or other Dealing in Options, Rights or Shares by the Participant.

21.	Notices

21.1	Service of notices

A notice, document, consent, approval or communication under the Rules (Notice) is validly given if it is:

(a)	hand delivered to the intended recipient;

(b)	sent by prepaid post or facsimile to the intended recipient’s address for Notices specified in Rule 21.3¸as varied by any Notice given by the recipient to the sender;

(c)

in the case of a Notice to be given to an Eligible Employee or a Participant, sent or notified by electronic means (including, without limitation, by electronic notification that the Notice may be accessed using electronic means specified in the notification) to the person’s last known electronic address shown in the records of any Group Company, as varied by any Notice received by the Company (or, in the case of an Eligible Employee, any other Group Company that employs the Eligible Employee) from that person; or

(d)	given in any other manner that the Board from time to time determines.

21.2	Effective on receipt

A Notice given in accordance with Rule 21.1 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, two Business Days after the date of posting (or seven Business Days after the date of posting if posted to or from a place outside Australia);

(c)

if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the entire Notice unless, within eight Business Hours after the transmission, the recipient informs the sender that it has not received the entire Notice; and

(d)	if sent or notified by electronic means, on the day on which it is sent or notified,

but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am (addressee’s time) on the next Business Day.

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21.3	Address

The address of an Eligible Employee and the Company for the purposes of giving a Notice is:

(a)	in the case of the Company, at the address of its registered office from time to time, which at the date of adoption of this Plan is Level 0403, 650 Chapel Street, South Yarra, Victoria, 3141; and

(b)	in the case of the Eligible Employee, the address of the Eligible Employee as specified in the employment records of the Group Company that employs the Eligible Employee.

22.	Governing law

These Rules and the rights and obligations of Participants under the Plan are governed by the laws of Victoria, Australia, and each Participant irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria, Australia.

23.	Advice

Eligible Employees and Participants should obtain their own independent advice at their own expense on the financial, taxation and other consequences to them of, or relating to, participation in the Plan.

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